CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTIONS 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Intrepid Holdings, Inc., on Form 10-QSB for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof, I, Jesse Whittenton, Chief Executive and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Sections 906 of the Sabanes-Oxley Act of 2002, that:

(1)

The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange act of 1934; and

(2)

The information contained in the report fairly presents, in al material respects, the financial condition and result of operations of the Company.

Intrepid Holdings, Inc.

By/s/  Jesse Whittenton

Jesse Whittenton

Chief Financial and Executive Officer

September 9, 2004